Interpace Diagnostics Announces Appointment of New Director.

PARSIPPANY, NJ, September 13, 2017 — Interpace Diagnostics Group, Inc. (IDXG) (“Interpace” or “the Company”), a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services for improved patient diagnosis and management, announced today that that Dr. Felice Schnoll-Sussman has been elected a director of the Company and a member of the Audit Committee. Dr. Schnoll-Sussman will be a Class II director of the Company and her term will expire in 2018. She will not be the subject of a stockholder vote at this year’s annual meeting of stockholders.

Dr. Schnoll-Sussman is Associate Professor of Clinical Medicine at Weill Medical College of Cornell University and is Associate Attending Physician in Gastroenterology at New York Presbyterian Hospital. Dr. Schnoll-Sussman is the Director of the Jay Monahan Center for Gastrointestinal Health at Weill Cornell Medical College and has overall responsibility for all administrative, operational and financial aspects of the center. She is a well-known expert on various esophageal, pancreatic and intestinal disorders, including Barrett’s Esophagus. Dr. Schnoll-Sussman has her medical degree from the Mount Sinai School of Medicine and has also completed Executive Leadership Training at the Wharton School of Business.

The Company believes that with the appointment of Dr. Schnoll-Sussman to its Audit Committee, the Company will be in compliance with NASDAQ Listing Rule 5605(c)(2)(A), which requires that our Audit Committee be comprised of at least three members.

Jack E. Stover, President and CEO of Interpace Diagnostics, stated, “We are incredibly pleased that such a well-known expert in esophageal and gastrointestinal disorders has become a member of our board. We look forward to her valuable contributions as Interpace continues to transform itself for growth.”

About Interpace Diagnostics Group, Inc.

Interpace Diagnostics is a fully integrated commercial company that provides clinically useful molecular diagnostic tests and pathology services to evaluate the risk of cancer by leveraging the latest technology in personalized medicine for better patient diagnosis and management. The Company currently has three commercialized molecular tests; PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGenX®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay and ThyraMIR®, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay. Interpace Diagnostics’ mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science.

Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054

Phone: 862-207-7800 • Toll Free: 800-242-7494 • www.interpacediagnostics.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the Company’s ability to adequately finance the business, its ability to restructure its liabilities and other obligations, the market’s acceptance of its molecular diagnostic tests, its ability to retain or secure reimbursement, its ability to secure additional business and generate higher profit margins through sales of its molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments and its ability to maintain its NASDAQ listing. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in the Company’s filings with the SEC, including without limitation, the Annual Report on Form 10-K filed with the SEC on March 31, 2017 and the amendment on Form 10-K/A filed on April 28, 2017, the company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 12, 2017 and for the quarter ended June 30, 2017 filed with the SEC on August 10, 2017, and the Company’s Registration Statement on Form S-1 (333-218140, the “registration statement”) initially filed with the SEC on May 22, 2017. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Interpace Diagnostics Group, Inc.

Investor Relations:

Paul Kuntz – Redchip

paul@redchip.com

Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054

Phone: 862-207-7800 • Toll Free: 800-242-7494 • www.interpacediagnostics.com